Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-143825) of Onyx Pharmaceuticals, Inc.,

(2)	Registration Statement (Form S-3 No. 333-33322) of Onyx Pharmaceuticals, Inc.,

(3)	Registration Statement (Form S-8 No. 333-159496) pertaining to the 2005 Equity Incentive Plan of Onyx Pharmaceuticals, Inc.,

(4)	Registration Statement (Form S-8 No. 333-150928) pertaining to the 2005 Equity Incentive Plan of Onyx Pharmaceuticals, Inc.,

(5)	Registration Statement (Form S-8 No. 333-143309) pertaining to the 2005 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan of Onyx Pharmaceuticals, Inc.,

(6)	Registration Statement (Form S-8 No. 333-134567) pertaining to the 1996 Employee Stock Purchase Plan of Onyx Pharmaceuticals, Inc.,

(7)	Registration Statement (Form S-8 No. 333-126089) pertaining to the 2005 Equity Incentive Plan, 1996 Equity Incentive Plan, and the 1996 Non-Employee Directors’ Stock Option Plan of Onyx Pharmaceuticals, Inc.,

(8)	Registration Statement (Form S-8 No. 333-120324) pertaining to the 1996 Equity Incentive Plan of Onyx Pharmaceuticals, Inc.,

(9)	Registration Statement (Form S-8 No. 333-110469) pertaining to the 1996 Equity Incentive Plan and the 1996 Non-Employee Directors’ Plan of Onyx Pharmaceuticals, Inc.,

(10)	Registration Statement (Form S-8 No. 333-96895) pertaining to the 1996 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan of Onyx Pharmaceuticals, Inc.,

(11)	Registration Statement (Form S-8 No. 333-64706) pertaining to the 1996 Equity Incentive Plan and the 1996 Non-Employee Directors’ Stock Option Plan of Onyx Pharmaceuticals, Inc.,

(12)	Registration Statement (Form S-8 No. 333-48146) pertaining to the 1996 Equity Incentive Plan, the 1996 Non-Employee Directors’ Stock Option Plan and the Employee Stock Purchase Plan of Onyx Pharmaceuticals, Inc.,

(13)	Registration Statement (Form S-8 No. 333-84113) pertaining to the 1996 Equity Incentive Plan of Onyx Pharmaceuticals, Inc.,

(14)	Registration Statement (Form S-8 No. 333-60805) pertaining to the 1996 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan of Onyx Pharmaceuticals, Inc.,

(15)	Registration Statement (Form S-8 No. 333-34681) pertaining to the 1996 Equity Incentive Plan, as amended, of Onyx Pharmaceuticals, Inc., and

(16)	Registration Statement (Form S-8 No. 333-04839) pertaining to the 1996 Equity Incentive Plan, the 1996 Employee Stock Purchase Plan, and the 1996 Non-Employee Directors’ Stock Option Plan of Onyx Pharmaceuticals, Inc.
of Onyx Pharmaceuticals, Inc. of our report dated May 26, 2009, with respect to the financial statements of Proteolix, Inc. (a development stage company) as of December 31, 2008 and 2007 and for each of the years then ended and for the period from October 15, 2002 (inception) to December 31, 2008 included in this Current Report on Form 8-K/A of Onyx Pharmaceuticals, Inc.
/s/ Ernst & Young LLP
Palo Alto, California
January 26, 2010